Exhibit 99.1

                      FOR:         International Speedway Corporation

                      APPROVED BY: Wes Harris
                                   Director of Investor Relations
                                   (904) 947-6465

                      CONTACT:     Betsy Brod/Jonathan Schaffer
                                   Media:  Merridith Ingram/Jennifer Kirksey
                                   Morgen-Walke Associates, Inc.
                                   (212) 850-5600

FOR IMMEDIATE RELEASE

                    INTERNATIONAL SPEEDWAY CORPORATION PRICES
                          $225 MILLION OF SENIOR NOTES

         DAYTONA BEACH, FLORIDA -- OCTOBER 1, 1999 -- INTERNATIONAL SPEEDWAY CORPORATION ("ISC") (NASDAQ/NM: ISCA; OTC BULLETIN BOARD: ISCB), announced today that it has priced $225 million principal amount of Senior Notes due 2004 that are being offered in a private placement.

         The unsecured Senior Notes will bear interest at 7.875% and will rank equally with all of the Company's other senior unsecured and unsubordinated indebtedness, and will mature on October 15, 2004.

         The Company intends to use approximately $175 million of the net proceeds from the transaction to reduce outstanding borrowings under its new revolving credit facility. The Company incurred such borrowings to finance a portion of its recent acquisition of Penske Motorsports, Inc. and refinance Penske Motorsports' outstanding indebtedness.

         The Notes have not been registered under the Securities Act of 1933 or any securities laws of any state or other jurisdiction and may not be offered or sold in the United States or any state or other jurisdiction absent registration or an applicable exemption from registration requirements.

         This announcement is neither an offer to sell nor a solicitation of an offer to buy the Notes. There can be no assurance that the Note offering will be completed.

         International Speedway Corporation is a leading promoter of motorsports activities in the United States, currently promoting more than 100 events annually. The Company currently owns and/or operates 10 major motorsports facilities, including Daytona International Speedway in Florida (home of the Daytona 500); Talladega Superspeedway in Alabama; Michigan Speedway in Brooklyn, Michigan; California Speedway in San Bernardino County, California; Homestead-Miami Speedway in Florida; Phoenix International Raceway in Arizona; Darlington Raceway in South Carolina; North Carolina Speedway in Rockingham, North Carolina; Watkins Glen International in New York, and Nazareth Speedway in Pennsylvania. Other track interests include the operation of Tucson (Arizona) Raceway Park and an indirect 37.5% interest in Raceway Associates, LLC, which owns the Route 66 Raceway and is developing a superspeedway in the Chicago area. The Company also owns and operates MRN Radio, the nation's largest independent sports radio network; DAYTONA USA, the "Ultimate Motorsports Attraction" in Daytona Beach, Florida, the official attraction of NASCAR; Americrown Service Corporation, a provider of catering services, food and beverage concessions, and merchandise sales; Motorsports International, a producer and marketer of motorsports-related merchandise; and Competition Tire, which distributes and sells Goodyear brand racing tires in the Midwest and Southeast regions of the United States. For more information, visit the Company's website at WWW.ISCMOTORSPORTS.COM.

         STATEMENTS MADE IN THIS RELEASE THAT STATE THE COMPANY'S OR MANAGEMENT'S BELIEFS OR EXPECTATIONS AND WHICH ARE NOT HISTORICAL FACTS OR WHICH APPLY PROSPECTIVELY ARE FORWARD-LOOKING STATEMENTS. IT IS IMPORTANT TO NOTE THAT THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. ADDITIONAL INFORMATION CONCERNING FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD LOOKING STATEMENTS IS CONTAINED FROM TIME TO TIME IN THE COMPANY'S SEC FILINGS INCLUDING BUT NOT LIMITED TO THE 10-K AND SUBSEQUENT 10-Q'S. COPIES OF THOSE FILINGS ARE AVAILABLE FROM THE COMPANY AND THE SEC.